UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

WINNER MEDICAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34484	33-0215298
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Winner Industrial Park, Bulong Road

Longhua, Shenzhen City, 518109

The People’s Republic of China

(Address of principal executive offices, including zip code)

(86) 755 2813-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 24, 2012, Winner Medical Group Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Winner Holding Limited, a Cayman Islands exempted company with limited liability (“Parent”), which is indirectly wholly-owned by Mr. Jianquan Li, the chairman of the Company’s board of directors (the “Board of Directors”) and chief executive officer, and Winner Acquisition, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”, together with the Company and Parent, the “Parties” and any one of them a “Party”).

The Merger Agreement

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, at the effective time of the merger, Merger Sub will be merged with and into the Company, the Company will become a wholly-owned subsidiary of Parent and each of the Company’s shares of common stock issued and outstanding immediately prior to the effective time of the merger (the “Shares”) will be converted into the right to receive $4.50 in cash without interest, except for (i) Shares owned by Parent and Merger Sub, including shares to be contributed to Parent by Mr. Jianquan Li and Ms. Ping Tse immediately prior to the effective time of the merger pursuant to a contribution agreement, dated as of July 24, 2012, among Parent, Glory Ray Holdings Limited, Mr. Jianquan Li and Ms. Ping Tse, and (ii) Shares held by the Company as treasury stock, which will be cancelled and retired and cease to exist as of the effective time of the merger. Currently, Mr. Jianquan Li and Ms. Ping Tse collectively beneficially own approximately 73.95% of the Company’s outstanding shares of common stock.

Each restricted stock unit of the Company pursuant to its incentive plan for the fiscal year 2010-2011 that is outstanding as of the effective time of the merger will be treated as a share of Company’s common stock for all purposes of the Merger Agreement. Each (a) restricted stock unit of the Company pursuant to its incentive plan for the fiscal years 2011-2013 that is outstanding as of the effective time and (b) restricted stock unit and option pursuant to the incentive plan for fiscal year 2012-2013 that is outstanding but unvested as of the effective time, shall be cancelled and converted into the right to receive one restricted stock unit or option of Glory Ray Holdings Limited (as applicable). In addition, each option pursuant to the incentive plan for fiscal year 2012-2013 that is outstanding and vested as of the effective time shall be cancelled and converted into the right to receive cash in an amount equal to (i) the total number of shares of Company common stock subject to such option multiplied by (ii) the excess, if any, of (x) the merger consideration described above over (y) the exercise price payable per share issuable under such option.

The Merger Agreement contains representations and warranties of the Parties that are, in general, customary for a transaction of this type. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Parties and may be subject to important qualifications and limitations agreed to by the Parties in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among the Parties rather than establishing matters as facts.

The Parties have also agreed to certain covenants, including covenants requiring the Company to conduct its business in the ordinary course of business consistent with past practice in all material respects and use reasonable best efforts to maintain and preserve substantially intact its business organization and present business relationship with key customers and suppliers and keep available the services of current key officers and employees through the effective time of the merger, except as expressly provided in the Merger Agreement.

From the date of the Merger Agreement until 40 days thereafter, the Company has the right to initiate, solicit and encourage alternative transaction proposals from any third party. After such 40-day period, the Company has agreed to certain restrictions on its ability to solicit or initiate proposals or offers, and to engage in or otherwise participate in discussions or negotiations, with third parties concerning any alternative transaction proposal until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the time at which the merger is consummated.

Consummation of the merger is subject to the satisfaction or waiver of customary closing conditions, including, but not limited to: (i) adoption of the Merger Agreement by the affirmative vote of the holders of both (x) a majority of the outstanding shares of the Company’s common stock and (y) a majority of the outstanding shares of the Company’s common stock not owned by Parent, Merger Sub, Mr. Jianquan Li or Ms. Ping Tse; (ii) the absence of any order, injunction or decree preventing or making illegal the consummation of the merger; (iii) the truth and correctness of each Party’s representations and warranties at closing; and (iv) the absence of any material adverse effect on the Company.

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The Merger Agreement may be terminated at any time prior to the effective time of the merger by the Company and/or Parent (whether before or after the receipt of stockholder approval) under the circumstances and in the manner prescribed in the Merger Agreement. Upon termination (a) the Merger Agreement shall forthwith become void and have no effect and none of the Company, Parent, any of their respective subsidiaries or any of their respective representatives shall have any liability of any nature whatsoever under the Merger Agreement, or in connection with the transactions contemplated thereby (save as excepted), and (b) no Party shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of the Merger Agreement.

Further, in specified circumstances, if the Merger Agreement has been terminated, the Company shall pay Parent a termination fee in the amount of US$1,500,000 or US$750,000, as applicable, or receive from Parent a termination fee in an amount equal to US$1,800,000.

Parent has a secured debt facility from DBS Bank Ltd., Hong Kong Branch, with which it is financing the transactions contemplated by the Merger Agreement.

Voting Agreement

Concurrently with the execution of the Merger Agreement, Parent, Mr. Jianquan Li and Ms. Ping Tse entered into a Voting Agreement (the “Voting Agreement”) with the Company under which they have agreed, among other things, to vote all of the shares of Company common stock beneficially owned by such persons and entities in favor of the adoption of the Merger Agreement and against any other acquisition proposal with respect to the Company.

Limited Guaranty

Concurrently with the execution of the Merger Agreement, Mr. Jianquan Li entered into a limited guaranty (the “Limited Guaranty”) in favor of the Company, guaranteeing certain payment obligations of Parent pursuant to the Merger Agreement.

The foregoing descriptions of the Merger Agreement, the Voting Agreement and the Limited Guaranty do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Voting Agreement and the Limited Guaranty, copies of which are filed as Exhibit 2.1, Exhibit 9.1 and Exhibit 9.2 hereto, respectively, and are incorporated herein in their entirety by reference.

Board Recommendation; Proxy Materials

The Board of Directors, acting upon the unanimous recommendation of a special committee of the Board of Directors comprised solely of independent and disinterested directors (the “Special Committee”), approved and adopted the Merger Agreement and has recommended that the Company’s stockholders vote to approve the Merger Agreement. The Special Committee negotiated the terms of the Merger Agreement with the assistance of William Blair & Company, L.L.C., which has provided an opinion to the effect that the consideration and other terms contained in the Merger Agreement are fair, from a financial perspective, to the Company’s stockholders (excluding Parent, Merger Sub and their Affiliates (as defined in the Merger Agreement), the Rollover Holders (as defined in the Merger Agreement) and the directors of the Company).

In connection with the proposed merger, the Company will prepare and mail a proxy statement to its stockholders. In addition, certain participants in the proposed transaction will prepare and mail to the Company’s stockholders a Schedule 13E-3 transaction statement. These documents will be filed with or furnished to the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, THE COMPANY, THE MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE MERGER ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE MERGER AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the proposed merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at Winner Medical Group Inc., Winner Industrial Park, Bulong Road, Longhua, Shenzhen, People’s Republic of China, 518109, telephone: (86) 755-2813 8888.

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Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the proposed merger when it is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

Forward-Looking Information

This Current Report on Form 8-K contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein are “forward-looking statements” including statements regarding the Company and its subsidiary companies’ business strategy, plans and objectives and statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions and involve known and unknown risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Winner Medical's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Winner Medical's periodic reports that are filed with and available from the SEC. All forward-looking statements attributable to Winner Medical or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Winner Medical does not assume a duty to update these forward-looking statements.

Item 8.01. Other Events.

On July 24, 2012, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 24, 2012, by and among Winner Medical Group Inc., Winner Holding Limited and Winner Acuqisition, Inc.
9.1	Voting Agreement, dated as of July 24, 2012, by and among Winner Holding Limited, Winner Medical Group Inc., Mr. Jianquan Li and Ms. Ping Tse
9.2	Limited Guaranty, dated as of July 24, 2012, by and between Mr. Jianquan Li and Winner Medical Group Inc.
99.1	Press Release of Winner Medical Group Inc., dated July 24, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winner Medical Group Inc.

Date: July 25, 2012	By:	/s/ Xiuyuan Fang
Xiuyuan Fang
Chief Financial Officer

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